BRITISH COLUMBIA

Ministry of Finance
Corporate and Personal
Property Registries
www.corporateonline.gov.bc.ca

Mailing Address:
PO BOX 9431 Stn Prov Govt.
Victoria BC V8W 9V3

Location:
2nd Floor - 940 Blanshard St.
Victoria BC
250 356-8626

Annual Report
BC COMPANY

FORM 6
BUSINESS CORPORATIONS ACT
Section 51

Filed Date and Time: **September 28, 2006 12:29 PM Pacific Time**

ANNUAL REPORT DETAILS

NAME OF COMPANY

WILDCAT SILVER CORPORATION
C/O M.O.I. CORPORATE SERVICES LTD.
1100 - 888 DUNSMUIR STREET
VANCOUVER BC V6C 3K4
CANADA

INCORPORATION NUMBER
C0570474

DATE OF RECOGNITION
August 20, 1998

DATE OF ANNUAL REPORT
(ANNIVERSARY DATE OF RECOGNITION IN BC)
August 20, 2006

OFFICER INFORMATION AS AT August 20, 2006

Last Name, First Name, Middle Name:
Clark, Donald

Office(s) Held: (CFO, President)

Mailing Address:
400 - 837 WEST HASTINGS STREET
VANCOUVER BC V6C 3N6
CANADA

Delivery Address:
400 - 837 WEST HASTINGS STREET
VANCOUVER BC V6C 3N6
CANADA

BRITISH COLUMBIA

Ministry of Finance
Corporate and Personal
Property Registries
www.fin.gov.bc.ca/registries

ANNUAL REPORT

FORM 6 – BC COMPANY

Section 51 *Business Corporations Act*

RECEIVED BY RECORDS OFFICE

Telephone: 250 356 – 8626

DO NOT MAIL THIS FORM to the Corporate and Personal Property Registries unless you are instructed to do so by registry staff. The Regulation under the *Business Corporations Act* requires this form to be filed on the Internet at www.corporateonline.gov.bc.ca

Freedom of Information and Protection of Privacy Act (FIPPA) The personal information requested on this form is made available to the public under the authority of the *Business Corporations Act*. Questions about how the *FIPPA* applies to this personal information can be directed to the Administrative Assistant of the Corporate and Personal Property Registries at 250 356-1198, PO Box 9431 Stn Prov Govt, Victoria BC V8W 9V3.

SERVICES LTD.

A. INCORPORATION NUMBER OF COMPANY

C-570474

B. NAME OF COMPANY

WILDCAT SILVER CORPORATION

C. DATE OF RECOGNITION

1998 / 08 / 20

D. DATE OF ANNUAL REPORT

2006 / 08/ 20

E. OFFICER NAME(S) AND ADDRESS(ES) – Enter the full name, delivery address, mailing address (if different) and office held of each of the company's officers, if any. The officer may select to provide either (a) the delivery address and, if different, the mailing address for the office at which the individual can usually be served with records between 9:00 a.m. and 4 p.m. on business days or (b) the delivery address and, if different, the mailing address of the individual's residence. The delivery address must not be a post office box. Attach an additional sheet if more space is required.

LAST NAME FIRST NAME	OFFICE(S) HELD (e.g. president, secretary, vice-president)	DELIVERY ADDRESS (INCLUDING PROVINCE/STATE, COUNTRY AND POSTAL/ZIP CODE)	MAILING ADDRESS (INCLUDING PROVINCE/STATE, COUNTRY AND POSTAL/ZIP CODE)
Clark, Donald	President and Chief Financial Officer	400 - 837 West Hastings Street Vancouver, BC V6C 3N6	400 - 837 West Hastings Street Vancouver, BC V6C 3N6

F. COMPANY CHANGES

A company must file with the registrar a notice of any change to the information shown in the Corporate Register. Please visit our Web site at www.fin.gov.bc.ca/registries or phone 250 356-8626 for information on how to file these notices.

G. CERTIFIED CORRECT – I have read this form and found it to be correct.

NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE COMPANY	SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE COMPANY	DATE SIGNED YYYY / MM / DD
Donald B. Clark	X [signature]	2006/08/

BRITISH COLUMBIA

Ministry of Finance
Corporate and Personal
Property Registries

Telephone: 250 356-8626

Annual Report Reminder
BC Company
BUSINESS CORPORATIONS ACT
Section 51

A NAME OF COMPANY

WILDCAT SILVER CORPORATION
C/O M.O.I. CORPORATE SERVICES LTD.
1100 - 888 DUNSMUIR STREET
VANCOUVER BC V6C 3K4

Sent

B INCORPORATION NUMBER
C0570474

C ACCESS CODE
107000234
Retain for electronic filings - **IMPORTANT**

D DATE OF RECOGNITION (Date of Incorporation, Amalgamation, or Continuation In)
August 20, 1998

E DATE OF ANNUAL REPORT (Anniversary Date)
August 20, 2006

CHOOSE FROM THE FOLLOWING OPTIONS TO SUBMIT THE ANNUAL REPORT

FILE ONLINE VIA THE INTERNET VISA MasterCard

Visit **www.corporateonline.gov.bc.ca** and complete your filing using a credit card to pay OR, for BC OnLine customers, visit www.bconline.com.

Filing fee is $43.39 + ($1.50 service fee + GST).

File online from 6:00 am to 10:00 pm, Monday through Saturday, including statutory holidays.

For questions about using the system, contact the BC OnLine help desk at 250 953-8200 or 1 800 663-6102 from 8:00 am to 7:00 pm Monday to Friday.

IF YOU PREFER TO FILE BY MAIL

You can mail your Annual Report filing to:

Dye & Durham
734 Broughton Street
Victoria BC V8W 1E1

Sign this form in box F and mail it with a cheque payable to Dye & Durham for $55.68. Your cancelled cheque will be your receipt.

For more information, call toll free 1 800 665-6211 or visit www.dyedurhambc.com.

F NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE COMPANY	**SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE COMPANY**	Date Signed YYYY / MM / DD
	X	

IMPORTANT

Section 51 of the Business Corporations Act requires every B.C. company to file an annual report within two months after its anniversary date of recognition.

The registrar may dissolve a company if the company fails in each of two consecutive years to file with the registrar an annual report required by the Business Corporations Act.

If there have been changes to the registered and/or records office addresses or directors' information, you should file these changes. Visit www.corporateonline.gov.bc.ca and complete your filing using a credit card to pay **OR**, for BC OnLine customers, visit www.bconline.com.

Freedom of Information and Protection of Privacy Act (FIPPA)

The personal information requested on this form is made available to the public under the authority of the Business Corporations Act. Questions about how the FIPPA applies to this personal information can be directed to the Administrative Assistant, Corporate and Personal Property Registries at 250 356-1198, PO Box 9431 Stn Prov Govt, Victoria BC V8W 9V3.